Exhibit 99.1

PARTY CITY REPORTS FOURTH QUARTER AND FULL YEAR 2021 RESULTS

Total Net Sales Increased 7.7% in Fourth Quarter and 17.3% in 2021 versus prior year

Fourth Quarter Comparable Sales Increased 17.8% versus prior year driven by strength in core categories

Fourth Quarter GAAP Net Loss of $19.5 million; Adjusted Net Income of $46.7 million

Fourth Quarter Adjusted EBITDA Increased 36.1% to $105.2 million

ELMSFORD, N.Y. - February 28, 2022 - Party City Holdco Inc. (the “Company” or “PRTY”; NYSE:PRTY) today announced financial results for the quarter and full year ended December 31, 2021.

Brad Weston, Chief Executive Officer of Party City, stated, “We are pleased with our fourth quarter and full year results that were in-line with our expectations as we closed out another successful year. To that end, 2021 was an important year of transformation for the Company as we advanced the fundamental building blocks of our strategy across product innovation, in-store experience, being celebration occasion obsessed and focusing on our North American vertical model, which have yielded important benefits. We are so proud of the entire PCHI team and all that they accomplished across our manufacturing operations, stores and supply chain, while navigating a truly uncertain and dynamic environment.”

Mr. Weston added, “In 2022, we will build on our progress with a focus on customer engagement enhancements, and investments in IT, supply chain and infrastructure. While we expect inflation and supply chain headwinds to persist in 2022, we remain committed to delivering an improved customer experience as well as appropriately exercising our pricing power. We are confident these efforts, combined with the capabilities that we have put in place over the course of the last two years of the pandemic, will serve us well in 2022 and beyond.”

Fourth Quarter Summary:

•
Total net sales were $ 698.3 million, an increase of 7.7% compared to the fourth quarter 2020 primarily driven by the strong retail sales growth, partially offset by the divestiture of a significant portion of our international operations in the first quarter of 2021.
•
Total retail sales increased 12.6% versus fourth quarter 2020 primarily driven by a strong comparable sales increase in our core everyday categories, partially offset by incremental sales from the 53rd week in 2020.
•
The total number of corporate Party City stores was 759 as of December 31, 2021 compared to 746 in the prior year period.
•
Brand comparable sales increased 17.8% in the 13 weeks ended December 31, 2021 versus the 13 weeks ended January 2, 2021 and increased 10.8% compared to the 13 weeks ended January 4, 2020.a
•
Net third-party wholesale sales decreased 13.7% to $104.3 million compared to $120.8 million in the fourth quarter of 2020 principally due to the divestiture of a significant portion of our international operations in the first quarter of 2021. Excluding international operations in 2020, net third-party wholesale sales increased 30.3%, driven by strong performance at our Anagram balloon division and broad increases in revenue across the wholesale customer base.a
•
Total gross profit margin increased 480 basis points to 30.8% of net sales. Excluding certain items not indicative of core operating performance, gross profit margin increased approximately 120 basis points to 41.2% of net sales driven primarily by the divestiture of international operations and leverage on retail occupancy costs, offset partially by increased input costs from supply chain, raw materials, sourced merchandise and labor.a
•
Operating expenses totaled $212.2 million or $68.9 million lower than the fourth quarter of 2020 primarily due to a loss on assets held for sale recorded in the fourth quarter of 2020. Excluding certain items not indicative of core operating performance, operating expenses totaled $197.5 million, or 28.3% of net sales, a 260-basis point decrease versus prior-year period primarily driven by leverage on higher sales partially offset by the divestiture of a significant portion of our international operations and increased retail wage rates.a
•
Interest expense was $23.0 million during the fourth quarter of 2021, compared to $13.1 million during the fourth quarter of 2020. The increase primarily reflects higher cost debt from the debt refinancing in the first quarter of 2021.
•
Reported GAAP net loss was $19.5 million, or loss of $0.17 per diluted share.
•
Adjusted net income was $46.7 million, or earnings of $0.40 per diluted share, compared to adjusted net income of $27.5 million, or income of $0.25 per share, in the fourth quarter of 2020.a
•
Adjusted EBITDA was $105.2 million, versus $77.3 million during the fourth quarter of 2020.a

aRefer to Adjusted EBITDA for GAAP to Non-GAAP reconciliation. See “Non-GAAP Financial Information” for further description.

Full Year Summary:

•
Total net sales were $2,171.1 million, an increase of 17.3% compared to prior year.
•
Total Retail sales were $1,770.0 million, an increase of 28.0% compared to prior year, primarily due to higher demand post COVID-19, with a brand comparable sales increase of 34.2%.
•
Net third-party Wholesale sales decreased 14.4% compared to prior year, primarily driven by the divestiture of a significant portion of our international operations in the first quarter of 2021 partially offset by strong performance at our Anagram balloon division.
•
Total gross profit margin increased 940 basis points to 35.4% of net sales. Excluding certain items not indicative of core operating performance, gross profit margin increased 450 basis points to 38.9% of net sales mainly due to leverage from increased retail sales and the divestiture of lower margin international operations, partially offset by increased input costs from supply chain, raw materials, sourced merchandise and labor.a
•
Operating expenses totaled $683.4 million. Excluding certain items not indicative of core operating performance, operating expenses totaled $644.6 million, or 29.7% of net sales, a 360-basis point decrease versus prior-year period primarily driven by leverage on higher sales partially offset by the divestiture of a significant portion of our international operations.
•
Interest expense was $87.2 million during 2021, compared to $77.0 million during the 2020. The increase primarily reflects higher cost debt from the refinancing in the first quarter of 2021, partially offset by lower average amounts of principal debt outstanding in 2021 versus prior year.
•
Reported GAAP net loss was $6.5 million, or loss of $0.06 per share.
•
Adjusted net income was $78.3 million, or income of $0.68 per diluted share compared to adjusted net loss of $49.2 million, or $0.49 per share, in 2020. (See “Non-GAAP Financial Information”)
•
Adjusted EBITDA was $266.3 million, versus $95.5 million during 2020. (See “Non-GAAP Financial Information”)

aRefer to Adjusted EBITDA for GAAP to Non-GAAP reconciliation. See “Non-GAAP Financial Information” for further description.

Balance Sheet and Cash Flow Highlights:

As of the end of the fourth quarter 2021, the Company had $47.9 million in cash and approximately $ 192.4 million of availability under the PCHI ABL Facility and approximately $14.4 million of availability under the Anagram ABL Facility, for total liquidity of $254.7 million.

The carrying value of the Company's debt as of December 31, 2021 was $1,436.7 million. The principal balance of debt net of cash on December 31, 2021 was $1,284.0 million versus $1,253.6 million in the prior-year period. The principal balance of debt is used for the purpose of all leverage ratio calculations under our debt agreements. The following table reflects both principal amounts as well as net carrying amounts of debt across the Company’s debt instruments:

		Party City Credit Group	Anagram Holdings, LLC	PCHI Consolidated
	December 31, 2021
	Principal Amount	Net Carrying Amount	Net Carrying Amount	Net Carrying Amount
Loans and notes payable *	$87,070	$84,181	$-	$84,181
8.75% Senior Secured First Lien Notes – due 2026	750,000	732,957	-	732,957
6.125% Senior Notes — due 2023	22,924	22,834	-	22,834
6.625% Senior Notes — due 2026	92,254	91,591	-	91,591
First Lien Party City Notes – due 2025	161,669	198,004	-	198,004
First Lien Anagram Notes – due 2025	115,804	-	149,569	149,569
Second Lien Anagram Notes – due 2026	89,155	-	144,619	144,619
Finance lease obligations	12,988	12,988	-	12,988
Total debt	1,331,864	1,142,555	294,188	1,436,743
Less: Cash	(47,914)	(28,465)	(19,449)	(47,914)
Total debt net of cash	$1,283,950	$1,114,090	$274,739	$1,388,829

*Balance consists of ABL Facility.

The Net cash provided by operating activities in 2021 was $51.9 million, compared to net cash provided by operating activities of $77.2 million in the prior year period. The decrease in cash provided is primarily attributable to an increase in seasonal inventory and the related freight, as well as the repayment of rents deferred from 2020. Free cash flowb in the first twelve months of 2021 was $187.1 million compared to $44.4 million in the prior year period, with the improvement driven by higher Adjusted EBITDA due to improved operating results, partially offset by higher capital expenditures.

bFree cash flow defined as Adjusted EBITDA less capital expenditures (See “Non-GAAP Financial Information”).

Fiscal Year 2022:

The Company is providing the following fiscal full year 2022 outlook. This outlook is subject to potential consumer and marketplace volatility due to the COVID-19 pandemic:

•
Total revenue of $2.275 to $2.350 billion
•
Brand comparable sales percentage increase of 2.0% to 4.0%.
•
GAAP net income of $64.2 million to $82.5 million with an assumed tax rate of 27%
•
Adjusted EBITDA of $275 to $300 million

•
Cash interest of approximately $95 to $105 million
•
100 to 125 new Next Generation stores, with a combination of new openings and remodels
•
Capital expenditures of approximately $120 to $130 million*

*CAPEX spend includes capital associated with the new headquarters building which will be partially offset by tenant improvement allowances and state tax incentives

The table below sets forth a reconciliation from our year 2022 forecasted GAAP Net Income to our Adjusted EBITDA.

	FY 2022
(in thousands)	Low	High
Net Income	$64,200	$82,500
Income tax expense	23,800	30,500
Interest expense, net	96,000	96,000
Depreciation and amortization expense	70,000	70,000
EBITDA	254,000	279,000
EBITDA Add-Backs	21,000	21,000
Adjusted EBITDA	$275,000	$300,000

Conference Call Information

A conference call to discuss the fourth quarter 2021 financial results is scheduled for today, February 28, 2022, at 8:30 a.m. Eastern Time, and the Company has posted certain supplemental presentation materials to its investor relations website. Investors and analysts interested in participating in the call are invited to dial 844-757-5731 (U.S. domestic) or 412-542-4126 (international) approximately 10 minutes prior to the start of the call. The conference call will also be webcast at http://investor.partycity.com/. To listen to the live call, please go to the website at least 15 minutes early to register and download any necessary audio software. The webcast will be accessible for one year after the call.

Website Information

We routinely post important information for investors on the Investor Relations section of our website, http://investor.partycity.com/. We intend to use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Non-GAAP Information

This press release includes non-GAAP measures including Adjusted EBITDA, Adjusted Net Income/Loss, Operating margin as a percentage of net sales, and non-GAAP operating expenses as a percentage of net revenue. We present these non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis by eliminating items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA: (i) as a factor in determining incentive compensation, (ii) to evaluate the effectiveness of our business strategies and (iii) because our credit facilities use Adjusted EBITDA to measure compliance with certain covenants. We also utilize brand comparable sales, sales, gross profit margin and operating expense each excluding certain items not indicative of core operating performance, such as the divestiture of international operations. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures in tables accompanying this release. We also provide debt principal net of cash, which is calculated by adding Loans and Notes Payable, Current Portion of Long Term Obligations and Long Term Obligations, subtracting Cash and Cash Equivalents. We also define free cash flow as Adjusted EBITDA less capital expenditures. We believe providing these non-GAAP measures provides valuable supplemental information regarding our results of operations and leverage, consistent with how we evaluate our performance. In evaluating these non-GAAP financial measures, investors should be aware that in the future the Company may incur expenses or be involved in transactions that are the same as or similar to some of the adjustments in this presentation. The Company's presentation of non-GAAP financial measures should not be construed to imply that its future results will be unaffected by any such adjustments. The Company has provided this information as means to evaluate the results of its core operations. Other companies in the Company's industry may calculate these items differently than it does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company's results as reported under GAAP.

Forward-Looking Statements

This press release and the commentary in the conference call to be held today each contains forward-looking statements. Forward-looking statements give current expectations or forecasts of future events or our future financial or operating performance including, but not limited to the statements under “Outlook,” the statements contained in the quotations; and any statements of assumptions underlying any of the foregoing. The forward-looking statements contained in this press release are based on management’s good-faith belief and reasonable judgment based on current information, and these statements are qualified by important risks and uncertainties, many of which are beyond our control, that could cause our actual results to differ materially from those forecasted or indicated by such forward-looking statements. These risks and uncertainties include: our ability to compete effectively in a competitive industry; fluctuations in commodity prices; our ability to appropriately respond to changing merchandise trends and consumer preferences; successful implementation of our store growth strategy; decreases in our Halloween sales; the impact of COVID-19 on our financial performance; disruption to the transportation system or increases in transportation costs; supply chain constraints; product recalls or product liability; economic slowdown affecting consumer spending and general economic conditions; inflationary pressures; loss or actions of third party vendors and loss of the right to use licensed material; adoption of or changes to laws, regulations, standards or policies affecting our operations, products or industry; disruptions at our manufacturing facilities; and the additional risks and uncertainties set forth in Party City’s annual report on Form 10-K and quarterly reports on Form 10-Q filed with or furnished to the Securities and Exchange Commission. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Except as may be required by any applicable laws, Party City assumes no obligation to publicly update or revise such forward-looking statements, which are made as of the date hereof or the earlier date specified herein, whether as a result of new information, future developments or otherwise. We have not filed our Form 10-K for the year ended December 31, 2021. As a result, all financial results described in this press release should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates, that are identified prior to the time we file our Form 10-K.

About Party City

Party City Holdco Inc. is a leading party goods company by revenue in North America and, we believe, the largest vertically integrated supplier of decorated party goods globally by revenue. With hundreds of retail stores filled with thousands of products across the United States, we make it easy for our customers to find the perfect party solution through our assortment of party products, balloons, and costumes for their celebration aided by the support of our party experts both in-store and online. Our retail operations include approximately 830 specialty retail party supply stores (including franchise stores) throughout North America operating under the names Party City and Halloween City, and e-commerce websites which offer rapid, contactless, and same day shipping options (including in-store and at curbside), principally through the domain name PartyCity.com. In addition to our retail operations, we are also one of the largest global designers, manufacturers and distributors of decorated consumer party products, with items found in retail outlets worldwide, including independent party supply stores, mass merchants, grocery retailers, e-commerce merchandisers and dollar stores. We combine state-of-the-art manufacturing and sourcing operations, sophisticated wholesale operations and multi-channel retail and e-commerce retail operations to design, manufacture, source and distribute party goods, including paper and plastic tableware, metallic and latex balloons, Halloween and other costumes, accessories, novelties, gifts and stationery throughout the world.

Contact:

ICR

Farah Soi and Rachel Schacter

203-682-8200

InvestorRelations@partycity.com

Source: Party City Holdco Inc.

PARTY CITY HOLDCO INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data, unaudited)

	December 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$47,914	$119,532
Accounts receivable, net	93,301	90,879
Inventories, net	443,295	412,285
Prepaid expenses and other current assets	57,656	45,905
Income tax receivable	56,317	57,549
Assets held for sale, net	—	83,110
Total current assets	698,483	809,260
Property, plant and equipment, net	221,870	209,412
Operating lease asset	693,875	700,087
Goodwill	664,296	661,251
Trade names	383,737	384,428
Other intangible assets, net	23,687	32,134
Other assets, net	25,952	9,883
Total assets	$2,711,900	$2,806,455
LIABILITIES, REDEEMABLE SECURITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Loans and notes payable	$84,181	$175,707
Accounts payable	161,736	118,928
Accrued expenses	195,531	160,605
Liabilities held for sale	—	68,492
Current portion of operating lease liability	116,437	176,045
Income taxes payable	10,801	524
Current portion of long-term obligations	1,373	13,576
Total current liabilities	570,059	713,877
Long-term obligations, excluding current portion	1,351,189	1,329,808
Long-term portion of operating lease liability	655,875	654,729
Deferred income tax liabilities	29,195	34,705
Other long-term liabilities	22,868	22,815
Total liabilities	2,629,186	2,755,934
Redeemable securities	—	—
Commitments and contingencies
Stockholders’ equity:
Common stock (112,170,944 and 110,781,613 shares outstanding and 124,157,500 and 121,662,540 shares issued at December 31, 2021 and December 31, 2020, respectively)	1,384	1,373
Additional paid-in capital	982,307	971,972
Retained (deficit) earnings	(571,985)	(565,457)
Accumulated other comprehensive income (loss)	3,541	(29,916)
Total Party City Holdco Inc. stockholders’ equity before common stock held in treasury	415,247	377,972
Less: Common stock held in treasury, at cost (11,986,556 and 11,280,098 shares at December 31, 2021 and December 31, 2020, respectively)	(332,533)	(327,182)
Total Party City Holdco Inc. stockholders’ equity	82,714	50,790
Noncontrolling interests	—	(269)
Total stockholders’ equity	82,714	50,521
Total liabilities, redeemable securities and stockholders’ equity	$2,711,900	$2,806,455

PARTY CITY HOLDCO INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(In thousands, except share and per share data, unaudited)

	Three Month Ended December 31,		Twelve Month Ended December 31,
	2021	2020	2021	2020
Net sales	$698,308	$648,181	$2,171,060	$1,850,690
Cost of sales	483,408	479,348	1,403,004	1,369,935
Gross profit	214,900	168,833	768,056	480,755
Wholesale selling expenses	6,785	13,006	30,762	50,121
Retail operating expenses	141,250	136,896	432,531	387,398
General and administrative expenses	49,370	51,047	186,698	225,322
Art and development costs	5,759	4,543	21,174	17,638
Store impairment and restructuring charges	—	1,631	—	22,449
Loss on disposal of assets in international operations	—	73,948	3,211	73,948
Goodwill, intangibles and long-lived assets impairment	9,048	—	9,048	581,380
(Loss) income from operations	2,688	(112,238)	84,632	(877,501)
Interest expense, net	22,997	13,089	87,226	77,043
Other expense, net	597	(572)	(614)	3,715
Gain on debt repayment/refinancing	—	—	(1,106)	(273,149)
(Loss) income before income taxes	(20,906)	(124,755)	(874)	(685,110)
Income tax expense (benefit)	(1,420)	(28,360)	5,708	(156,653)
Net (loss) income	(19,486)	(96,395)	(6,582)	(528,457)
Less: Net loss attributable to noncontrolling interests	—	22	(54)	(219)
Net (loss) income attributable to common shareholders of Party City Holdco Inc	$(19,486)	$(96,417)	$(6,528)	$(528,238)
Net (loss) income per share attributable to common shareholders of Party City Holdco Inc.—Basic	$(0.17)	$(0.88)	$(0.06)	$(5.24)
Net (loss) income per share attributable to common shareholders of Party City Holdco Inc.—Diluted	$(0.17)	$(0.87)	$(0.06)	$(5.24)
Weighted-average number of common shares—Basic	111,750,508	109,603,253	110,980,934	100,804,944
Weighted-average number of common shares—Diluted	111,750,508	109,603,253	110,980,934	100,804,944

* Includes royalties and franchise fees. Prior year amounts conformed to current year presentation

PARTY CITY HOLDCO INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Years Ended December 31,
	2021	2020	2019
			(Adjusted, see Note 2)
Cash flows provided by operating activities:
Net (loss) income	$(6,582)	$(528,457)	$(532,858)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization expense	65,610	76,506	81,116
Amortization of deferred financing costs and original issuance discounts	4,516	4,198	4,722
Provision for doubtful accounts	2,569	6,321	2,323
Deferred income tax (benefit) expense	(5,155)	(95,085)	(47,366)
Undistributed (income) loss in equity method investments	(220)	333	(472)
Change in operating lease liability/asset	(51,326)	30,981	(9,942)
Loss (gain) on disposal of assets	2,781	70	(59,786)
Loss on disposal of assets in international operations	3,211	73,948	—
Non-cash adjustment for store impairment and restructuring	—	17,585	20,236
Goodwill, intangibles and long-lived assets impairment	11,974	581,380	562,631
Non-employee equity based compensation (see Note 25 – Kazzam, LLC)	—	1,033	515
Stock option expense – time-based	396	796	1,319
Stock option expense – performance-based	—	7,847	—
Restricted stock unit – performance-based	3,504	1,329	—
Restricted stock units expense – time-based	2,557	2,071	2,033
Directors – non-cash compensation	228	337	313
Gain on debt repayment/refinancing	(1,106)	(273,149)	—
Changes in operating assets and liabilities, net of effects of acquired businesses:
(Increase) decrease in accounts receivable	(10,673)	22,396	(2,600)
(Increase) decrease in inventories	(34,236)	184,924	72,385
(Increase) decrease in prepaid expenses and other current assets, net	(21,419)	(66,166)	14,741
Increase (decrease) in accounts payable, accrued expenses and income taxes payable	85,306	28,002	(65,617)
Net cash provided by operating activities	51,935	77,200	43,693
Cash flows provided by (used in) provided by investing activities:
Cash paid in connection with acquisitions, net of cash acquired	(6,954)	(3,305)	(20,878)
Capital expenditures	(79,222)	(51,128)	(61,733)
Proceeds from disposal of property and equipment	225	162	246,286
Proceeds from sale of international operations, net of cash disposed	20,556	—	—
Net cash (used in) provided by investing activities	(65,395)	(54,271)	163,675
Cash flows (used in) provided by financing activities:
Repayment of loans, notes payable and long-term obligations	(949,907)	(254,438)	(441,632)
Proceeds from loans, notes payable and long-term obligations	883,890	368,439	203,344
Exercise of stock options	3,680	147	1,148
Treasury stock purchases	(5,351)	(96)	(156)
Debt issuance and modification costs	(21,437)	(20,348)	(414)
Net cash (used in) provided by financing activities	(89,125)	93,704	(237,710)
Effect of exchange rate changes on cash and cash equivalents	190	(500)	6,299
Net (decrease) increase in cash and cash equivalents and restricted cash	(102,395)	116,133	(24,043)
Less: net increase/decrease in cash classified within current assets held for sale	31,628	(31,628)	—
Cash and cash equivalents and restricted cash at beginning of period	119,681	35,176	59,219
Cash and cash equivalents and restricted cash at end of period*	$48,914	$119,681	$35,176
Supplemental disclosure of cash flow information:
Cash paid during the period:
Interest	$57,971	$68,396	$108,561
Income taxes, net of refunds	$5,413	$26,867	$36,093

*Includes $1,000, $149 and $259 of restricted cash for the fiscal years ended December 31, 2021, 2020 and 2019 respectively. The Company recorded restricted cash in Other assets, net as presented in the consolidated balance sheet at December 31, 2021 and in Prepaid expenses and other current assets as presented in the consolidated balance sheets at December 31, 2020 and 2019.

PARTY CITY HOLDCO INC.

RECONCILIATION OF ADJUSTED EBITDA

(In Thousands, Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
(Dollars in thousands)
Net (loss) income	$(19,486)	$(96,395)	$(6,582)	$(528,457)
Interest expense, net	22,997	13,089	87,226	77,043
Income tax (benefit)	(1,420)	(28,360)	5,708	(156,653)
Depreciation and amortization	15,317	18,710	65,610	76,506
EBITDA	17,408	(92,956)	151,962	(531,561)
Store impairment and restructuring charges (a)	—	3,038		39,323
Inventory restructuring and early lease terminations (b)	—		7,158	—
Other restructuring, retention and severance	264	403	2,346	12,104
Goodwill, intangibles and long-lived assets impairment (c)	11,974	—	11,974	581,380
Deferred rent (d)	1,293	(529)	3,325	(3,147)
Closed store expense (f)	1,004	976	4,743	3,858
Foreign currency losses/(gains), net	(122)	(2,013)	(1,090)	(1,058)
Stock option expense – time – based (g)	87	125	397	796
Stock option expense – performance – based (g)	—	—	—	7,847
Non-employee equity-based compensation (h)	—	—	—	1,033
Undistributed income (loss) in equity method investments	600	(356)	(220)	—
Corporate development expenses (h)	—	1,004	—	7,197
Restricted stock units – time-based (i)	914	503	2,557	2,071
Restricted stock unit and restricted cash awards expense – performance-based (i)	872	950	3,773	1,460
Non-recurring legal settlements/costs	—	673	—	7,843
(Gain) on debt repayment/refinancing (j)	—	—	(1,106)	(273,149)
Loss on disposal of property, plant and equipment	(14)	—	2,784	—
Inventory disposal reserve	68,707	88,358	68,707	88,358
Loss on sale of business (k)	—	73,948	3,211	73,948
COVID- 19 (m)	—	2,784	1,270	73,843
Other	2,168	354	4,502	3,388
Adjusted EBITDA	$105,155	$77,262	$266,294	$95,534
Adjusted EBITDA margin	15.1%	11.9%	12.3%	5.2%

* Prior period amounts have been reclassified to conform with current period presentation.

PARTY CITY HOLDCO INC.

RECONCILIATION OF ADJUSTED EBITDA, Continued

(In thousands, unaudited)

		Three Months Ended December 31, 2021 EBITDA Adjustments
	December 31, 2021 GAAP Basis (as reported)	Goodwill, intangibles and long-lived assets impairment (c)	Inventory disposal reserve (l)	Loss on disposal of property, plant and equipment	Stock Option Expense/Non- Employee Equity Compensation/ Restricted stock units (i)	Deferred Rent (d)	Other restructuring, retention and severance	Closed store expense (f)	Foreign currency gains		Other	December 31, 2021 Non-GAAP basis
Net sales	$698,308											$698,308
Cost of sales	483,408	(2,425)	(68,707)			(1,335)						410,941
Gross Profit	214,900											287,367
Wholesale selling expenses	6,785											6,785
Retail operating expenses	141,251					(0)		(999)			(2,722)	137,529
General and administrative expenses	49,370	(501)		0	(1,873)	43	(264)	(5)			694	47,463
Art and development costs	5,759											5,759
Goodwill, intangibles and long-lived assets impairment	9,048	(9,048)										—
Income from operations	2,687											89,831
Interest expense, net	22,997									-	(135)	22,862
Other (income) expense, net	597			14					122	-	(602)	130
Income (loss) before income taxes	(20,907)											66,839
Interest expense, net	22,999									-		22,999
Depreciation and amortization	15,317									-		15,317
EBITDA	17,409											105,155
Adjustments to EBITDA	87,746	(11,974)	(68,707)	14	(1,873)	(1,293)	(264)	(1,004)	122	-	(2,766)	0
Adjusted EBITDA	$105,155	$(11,974)	$(68,707)	$14	$(1,873)	$(1,293)	$(264)	$(1,004)	$122		$(2,766)	$105,155

PARTY CITY HOLDCO INC.
RECONCILIATION OF ADJUSTED EBITDA, Continued

(In thousands, unaudited)

		Three Months Ended December 31, 2020 EBITDA Adjustments
	December 31, 2020 GAAP Basis (as reported)	Store impairment and restructuring charges , Inventory disposal (a, l)	Corporate development expenses (e)	Non-recurring legal settlements	Stock Option Expense/Non- Employee Equity Compensation/ Restricted stock units (g,h,i)	Deferred Rent (d)	Other restructuring, retention and severance	Closed store expense (f)	COVID- 19 (m)	Foreign currency gains	Other (k)	December 31, 2020 Non-GAAP basis
Net sales	$648,181											$648,181
Cost of sales	479,348	(89,765)							(506)			389,077
Gross Profit	168,833											259,104
Wholesale selling expenses	13,006											13,006
Retail operating expenses	136,896					480		(823)	(1,956)			134,597
General and administrative expenses	51,047		360	(673)	(1,578)	49	(403)	(153)	(322)			48,327
Art and development costs	4,543											4,543
Store impairment and restructuring charges	1,631	(1,631)										—
Loss on sale of business	73,948										(73,948)	—
(Loss) Income from operations	(112,238)											58,631
Interest expense, net	13,089											13,089
Other (income) expense, net	(572)		(1,364)							2,013	2	79
Gain on debt repayment/refinancing	—											—
Income (loss) before income taxes	(124,755)											45,463
Interest expense, net	13,089											13,089
Depreciation and amortization	18,710											18,710
EBITDA	(92,956)											77,262
Adjustments to EBITDA	170,218	(91,396)	(1,004)	(673)	(1,578)	529	(403)	(976)	(2,784)	2,013	(73,946)	—
Adjusted EBITDA	$77,262	$(91,396)	$(1,004)	$(673)	$(1,578)	$529	$(403)	$(976)	$(2,784)	$2,013	$(73,946)	$77,262
* Prior year amounts conformed to current year presentation.

PARTY CITY HOLDCO INC
RECONCILIATION OF ADJUSTED EBITDA, Continued

(In thousands, unaudited)

		Twelve Months Ended December 31, 2021 EBITDA Adjustments *
	December 31, 2021 GAAP Basis (as reported)	Goodwill, intangibles and long-lived assets impairment (c)	Inventory restructuring and early lease terminations, Inventory disposal (b,l)	(Gain) on debt repayment/refinancing (j)	Loss on disposal of property, plant and equipment	Stock Option Expense/Non- Employee Equity Compensation/ Restricted stock units (g,i)	Deferred Rent (d)	Other restructuring, retention and severance	Closed store expense (f)	COVID- 19 (m)	Foreign currency gains	Other	December 31, 2021 Non-GAAP basis
Net sales	$2,171,060												$2,171,060
Cost of sales	1,403,004	(2,425)	(72,921)				(2,280)					124	1,325,502
Gross profit	768,056												845,558
Wholesale selling expenses	30,762												30,762
Retail operating expenses	432,532		(2,943)				(1,212)		(4,689)	(1,053)		(4,348)	418,286
General and administrative expenses	186,698	(501)			(2,640)	(6,726)	168	(2,346)	(54)	(217)		5	174,386
Art and development costs	21,174												21,174
Store impairment and restructuring charges	—												—
Loss on sale of business	3,211											(3,211)	(0)
Goodwill, intangibles and long-lived assets impairment	9,048	(9,048)											—
(Loss) from operations	84,631												200,950
Interest expense, net	87,226											(273)	86,953
Other expense, net	(614)			1,106	(144)						1,090	210	1,647
Gain on debt repayment/refinancing	(1,106)												(1,106)
(Loss) before income taxes	(875)												113,456
Interest expense, net	87,228												87,228
Depreciation and amortization	65,610												65,610
EBITDA	151,963												266,294
Adjustments to EBITDA	114,331	(11,974)	(75,864)	1,106	(2,784)	(6,726)	(3,325)	(2,346)	(4,743)	(1,270)	1,090	(7,493)	0
Adjusted EBITDA	$266,294	$(11,974)	$(75,864)	$1,106	$(2,784)	$(6,726)	$(3,325)	$(2,346)	$(4,743)	$(1,270)	$1,090	$(7,493)	$266,294

PARTY CITY HOLDCO INC.
RECONCILIATION OF ADJUSTED EBITDA, Continued

(In thousands, unaudited)

		Twelve Months Ended December 31, 2020 EBITDA Adjustments
	December 31, 2020 GAAP Basis (as reported)	Goodwill, intangibles and long-lived assets impairment (c)	Store impairment and restructuring charges , Inventory disposal (a, l)	Gain on debt refinancing (j)	Corporate development expenses (e)	Non-recurring legal settlements	Stock Option Expense/Non- Employee Equity Compensation/ Restricted stock units (g,h,i)	Deferred Rent (d)	Other restructuring, retention and severance	Closed store expense (f)	COVID- 19 (m)	Foreign currency gains	Other (k)	December 31, 2020 Non-GAAP basis
Net sales	$1,850,690													$1,850,690
Cost of sales	1,369,935		(105,232)					(214)	(4,437)		(42,952)		(3,388)	1,213,712
Gross Profit	480,755													636,978
Wholesale selling expenses	50,121				(1,840)						(623)			47,658
Retail operating expenses	387,398							3,165		(3,556)	(18,268)			368,739
General and administrative expenses	225,322				(3,142)	(7,843)	(12,174)	196	(7,667)	(302)	(12,000)			182,390
Art and development costs	17,638													17,638
(Gain) on sale/leaseback transaction	—													—
Store impairment and restructuring charges	22,449		(22,449)											—
Loss on sale of business	73,948												(73,948)	—
Goodwill, intangibles and long-lived assets impairment	581,380	(581,380)												—
(Loss) from operations	(877,501)													20,553
Interest expense, net	77,043													77,043
Other expense, net	3,715				(2,215)		(1,033)					1,058		1,525
Gain on debt repayment/refinancing	(273,149)			273,149										—
(Loss) before income taxes	(685,110)													(58,015)
Interest expense, net	77,043													77,043
Depreciation and amortization	76,506													76,506
EBITDA	(531,561)													95,534
Adjustments to EBITDA	627,095	(581,380)	(127,681)	273,149	(7,197)	(7,843)	(13,207)	3,147	(12,104)	(3,858)	(73,843)	1,058	(77,336)	—
Adjusted EBITDA	$95,534	$(581,380)	$(127,681)	$273,149	$(7,197)	$(7,843)	$(13,207)	$3,147	$(12,104)	$(3,858)	$(73,843)	$1,058	$(77,336)	$95,534
* Prior year amounts conformed to current year presentation.

PARTY CITY HOLDCO INC.
RECONCILIATION OF ADJUSTED NET INCOME

(In thousands, except share and per share data, unaudited)

	Three Months Ended December 31,				Year Ended December 31,
	2021		2020		2021		2020
(Dollars in thousands)
(Loss) income before income taxes	$(20,906)		$(124,755)		$(874)		$(685,110)
Intangible asset amortization	2,067		2,918		9,075		11,362
Amortization of deferred financing costs and original issuance discounts	1,259		922		4,516		4,198
Store impairment and restructuring charges	—		1,338		—		30,813	(a)
Goodwill and intangibles impairment	11,974	(c)	—		11,974	(c)	581,380	(c)
Stock option expense	87	(g)	125		397	(g)	8,643	(g)
Restricted stock units expense—performance based	872	(i)	1,460	(i)	3,773	(i)	1,460	(i)
Non-employee equity based compensation	—		—		—		1,033	(h)
(Gain) on debt refinancing	—		—		—		(273,149)
Other restructuring charges	—		—		1,967		10,139
Non-recurring legal settlements	—		68		—		7,094
Loss on sale of assets	—		—		2,642		—
Inventory disposal reserve	68,707	(l)	88,358	(l)	69,632	(l)	88,358	(l)
Loss on sale of business	—		73,948	(k)	3,211	(k)	73,948	(k)
COVID - 19	—		2,548	(m)	1,270	(m)	73,661	(m)
Adjusted income (loss) before income taxes	$64,060		$46,930		$107,583		$(66,170)
Adjusted income tax (benefit) expense (l)	17,366	(n)	19,476	(n)	29,332	(n)	(16,940)	(n)
Adjusted net income (loss)	46,694		27,454		78,251		(49,230)

Adjusted net income (loss) per common share - diluted	$0.40		$0.25		$0.68		$(0.49)

Weighted-average number of common shares-diluted	115,479,030		111,298,379		115,205,939		100,804,944

(a)
During the years ended December 31, 2020 and 2019, the Company performed a comprehensive review of its store locations aimed at improving the overall productivity of such locations (“store optimization program”) and, after careful consideration and evaluation of the store locations, the Company made the decision to accelerate the optimization of its store portfolio. In January 2020, 20 stores were closed. In the first quarter of 2020, 21 additional stores identified for closure and were closed in the third quarter. These closings provided the Company with capital flexibility to expand into underserved markets. In addition, the Company evaluated the recoverability of long-lived assets at the open stores and recorded an impairment charge associated with the operating lease asset and property, plant and equipment for open stores where sales were affected due to the outbreak of, and local, state and federal governmental responses to, COVID-19. Refer to Note 3 – Store Impairment and Restructuring Charges, of Item 8, “Financial Statements and Supplementary Data” in this Annual Report on Form 10-K for further detail.
(b)
Costs incurred for early lease terminations and a merchandise transformation project to transition and optimize stores to the reduced SKU assortment levels.
(c)
In December 2021, the Company announced the closure of a manufacturing facility in New Mexico that will cease operations in February 2022. As a result, the Company recorded charges consisting primarily of equipment and inventory impairments, severance and other costs (see Note 6, Disposition of Assets and Assets and Liabilities Held for Sale of Item 8, “Financial Statements and Supplementary Data” in this Annual Report on Form 10-K for further discussion). During the year ended December 31, 2020, as a result of a sustained decline in market capitalization, the Company recognized non-cash pre-tax goodwill and intangibles impairment charges. (see Note 4, Goodwill, of Item 8, “Financial Statements and Supplementary Data” in this Annual Report on Form 10-K).
(d)
The deferred rent adjustment reflects the difference between accounting for rent and landlord incentives in accordance with GAAP and the Company’s actual cash outlay for such items.
(e)
The acquisition of Ampology’s interest in Kazzam, LLC in an equity transaction. See Note 25, Kazzam LLC., of Item 8, “Financial Statements and Supplementary Data” in this Annual Report on Form 10-K for further discussion.

(f)
Principally charges incurred related to closing underperforming stores.
(g)
Represents non-cash charges related to stock options.
(h)
Amounts for 2020 principally represents shares of Kazzam awarded to Ampology as compensation for Ampology’s services. See Note 25, Kazzam LLC., of Item 8, “Financial Statements and Supplementary Data” in this Annual Report on Form 10-K for further discussion.
(i)
Non-cash charges for restricted stock units that vest based on service conditions and performance restricted stock units that vest based on service and performance conditions.
(j)
The Company recognized net gain on debt repayment in 2021. In 2020, the Company recognized a gain on debt refinancing transactions as described in Note 12 — Long-Term Obligations of Item 8, “Financial Statements and Supplementary Data” in this Annual Report on Form 10-K.
(k)
The Company sold a substantial portion of its international operations. Related to the sale, the Company recorded a loss reserve in 2020 and an additional loss in 2021. (see Note 6, Disposition of Assets and Assets and Liabilities Held for Sale of Item 8, “Financial Statements and Supplementary Data” in this Annual Report on Form 10-K for further discussion).
(l)
As indicated in Note 7 – Inventories, Net, of Item 8, “Financial Statements and Supplementary Data,” in this Annual Report on Form 10-K, the Company continued to make progress in improving inventory levels across its stores and distribution network. Consistent with the strategy of rationalizing in-store SKU count and improving working capital velocity, the Company has updated its seasonal assortment strategy to target higher in-season sell-through of merchandise and reduce annual inventory carry-over. As a result, for inventory not required for future seasons, the Company recorded a reserve for future disposals in 2021 and disposed of and recorded a reserve for future disposals in 2020.
(m)
Represents COVID-19 expenses for employees on temporary furlough for whom the Company provides health benefits; non-payroll expenses including advertising, occupancy and other store expenses.
(n)
Represents income tax expense/benefit after excluding the specific tax impacts for each of the pre-tax adjustments. The tax impacts for each of the adjustments were determined by applying to the pre-tax adjustments the effective income tax rates for the specific legal entities in which the adjustments were recorded.

PARTY CITY HOLDCO INC.
SEGMENT INFORMATION

(In thousands, except percentages, unaudited)

	Three Months Ended December 31,
	2021		2020
	Dollars in Thousands	Percentage of Total Revenues	Dollars in Thousands	Percentage of Total Revenues
Net Sales:
Wholesale	$267,904	38.4%	$247,513	38.2%
Eliminations	(163,615)	(23.4)	(126,697)	(19.5)
Net wholesale	104,289	14.9	120,816	18.6
Retail	594,019	85.0	527,365	81.4
Total revenues	$698,308	100.0%	$648,181	100.0%

	Fiscal Year Ended December 31,
	2021		2020
	Dollars in Thousands	Percentage of Total Revenues	Dollars in Thousands	Percentage of Total Revenues
Net Sales:
Wholesale	$990,636	45.6%	$940,228	50.8%
Eliminations	(589,562)	(27.2)	(471,863)	(25.5)
Net wholesale	401,074	18.5	468,365	25.3
Retail	1,769,986	81.5	1,382,325	74.7
Total revenues	$2,171,060	100.0%	$1,850,690	100.0%

*Retail net sales include royalties and franchise fees. Prior year amount conformed to current year presentation.

	Three Months Ended December 31,
	2021		2020
	Dollars in Thousands	Percentage of Net Sales	Dollars in Thousands	Percentage of Net Sales
Retail gross profit	$215,992	36.4%	$145,115	27.5%
Wholesale gross profit	(1,092)	(1.0)	23,718	19.6
Total gross profit	$214,900	30.8%	$168,833	26.0%

*Retail net sales include royalties and franchise fees. Prior year amount conformed to current year presentation.

	Fiscal Year Ended December 31,
	2021		2020
	Dollars in Thousands	Percentage of Net Sales	Dollars in Thousands	Percentage of Net Sales
Retail Gross Profit	$694,557	39.2%	$406,499	29.4%
Wholesale Gross Profit	73,499	18.3	74,256	15.9
Total Gross Profit	$768,056	35.4%	$480,755	26.0%

*Retail gross profit include royalties and franchise fees. Prior year amount conformed to current year presentation.

PARTY CITY HOLDCO INC.
OPERATING METRICS

	Three Months Ended December 31,		LTM
	2021	2020	2021

Store Count
Corporate Stores:
Beginning of period	754	739	746
New stores opened	1	3	10
Acquired	4	4	10
Closed	—	—	(7)
End of period	759	746	759
Franchise Stores
Beginning of period	76	90	85
New stores opened	—	—	—
Sold to Party City	(4)	(4)	(10)
Closed	—	(1)	(3)
End of period	72	85	72
Grand Total	831	831	831

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

Wholesale Share of Shelf (a)	81.6%	83.1%	81.1%	82.1%
Manufacturing Share of Shelf (b)	20.0%	19.6%	26.7%	26.0%

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020

Brand comparable sales (c)	17.8%	-5.9%	34.2%	-16.5%

(a) Wholesale share of shelf represents the percentage of our retail product cost of sales supplied by our wholesale operations.

(b) Manufacturing share of shelf represents the percentage of our retail product cost of sales manufactured by the company.

(c) Party City brand comparable sales include North American e-commerce sales.